                                                                  EXHIBIT 3.99

Corporations Section                                         Geoffrey S. Connor
P.O. Box 13697                                               Secretary of State
Austin, Texas 78711-3697

                               [GRAPHIC OMITTED]

                        Office of the Secretary of State

The undersigned, as Secretary of State of Texas, does hereby certify that the attached is a true and correct copy of each document on file in this office as described below:

                              AVISYS, INCORPORATED
                            Filing Number: 117804700

Articles Of Incorporation                                      January 04, 1991
Articles Of Amendment                                            March 15, 1999
Articles Of Amendment                                            April 05, 2000

                                              In testimony whereof, I have
                                              hereunto signed my name officially
                                              and caused to be impressed hereon
                                              the Seal of State at my office in
                                              Austin, Texas on June 11, 2004.

[GRAPHIC OMITTED]

                                                     Secretary of State

          Come visit us on the internet at http://.www.sos.state.tx.us/
                                           ----------------------------
PHONE (512) 463-5555            FAX(512) 463-5709                      TTY7-1-1
Prepared by: SOS-WEB

                                                                   EXHIBIT 3.99

                            ARTICLES OF INCORPORATION
                                       OF
                              AVISYS, INCORPORATED

                                  ARTICLE ONE

The name of the corporation is AVISYS, Incorporated.

                                  ARTICLE TWO

The period of its duration is perpetual.

                                 ARTICLE THREE

The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas
Business Corporation Act.

                                  ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is Ten Thousand (10,000) shares of the par value of Twenty dollars
($20.00) per share

                                  ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than One Thousand
Dollars ($1,000.00) consisting of money, labor done or property actually received

                                  ARTICLE SIX

The street address of its initial registered office is RR 1, Box 353 McQueeney,
Texas 78123-9801. The name of its initial registered agent at such address is
Ronald Austin Gates

                                 ARTICLE SEVEN

The number of directors constituting the initial board of directors is one (1)
and the name and address of the person who is co serve as director until the first annual meeting of the shareholders or until their successors are elected and qualified is

Name                                         Address

Ronald A. Gates                              RR 1, Box 353
----------------------------------------     -----------------------------------
                                             McQueeney, Texas 78123
                                             -----------------------------------

----------------------------------------
Incorporator

                                 ARTICLE EIGHT

The name and address of the Incorporator are

Name                                         Address

Ronald A. Gates                              RR 1, Box 353
----------------------------------------     -----------------------------------
                                             McQueeney, Texas 78123
                                             -----------------------------------

----------------------------------------
Incorporator

                                       2

                                                                   EXHIBIT 3.99

                          ARTICLE OF AMENDMENT TO THE

                          ARTICLES OF INCORPORATION OF

                              AVISYS, INCORPORATED

         Pursuant to the provisions of Article 4.04 of the Texas Business Act,
AVISYS, INCORPORATED, a Texas corporation (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation.

                                  ARTICLE ONE

         The name of the Corporation is AVISYS, INCORPORATED.

                                  ARTICLE TWO

         ARTICLE FOUR of the original Articles of Incorporation is hereby amended to read in its entirety as follows.

                                  "ARTICLE FOUR

                  The aggregate number of shares that the corporation shall have the authority to issue is One Million (1,000,000) shares of common stock, with no par value.

                  The corporation shall have the authority to purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

                  No shareholder of the corporation shall have the right of
         cumulative voting at any election of directors or upon any other matter

                  No holder of securities of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a dividend or otherwise. Any such securities maybe issued or disposed of by the
         Board of Directors to such persons and on such terms as in its discretion it shall deem advisable "

                                 ARTICLE THREE

         ARTICLE NINE is hereby added to read in its entirety as follows.

                                  "ARTICLE NINE

                  No director shall be liable to the corporation or its
         shareholders for monetary damages for an act or omission hi the director's capacity as a director,

         except that this Article does not eliminate or limit the Liability of a director to the extent the director is found liable for

                    a.     a breach of the director's duty of loyalty to the
                           corporation or its shareholders,
                    b.     an act or omission not in good faith that constitutes
                           a breach of duty of the director to the corporation
                           or an act or omission that involves intentional
                           misconduct or a knowing violation of the law;
                    c.     a transaction from which the director received an
                           improper benefit, whether or not the benefit resulted
                           from an action taken within the scope of the
                           director's office, or
                    d.     an act or omission for which the liability of the
                           director is expressly provided by an applicable
                           statute,

                  Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or modification."

                                  ARTICLE FOUR

         ARTICLE TEN is hereby added to read in its entirety as follows:

                                  "ARTICLE TEN

                  Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted Any such written consents shall be executed, dated and filed with the corporation in the manner required by Article 9.10A of the Texas
         Business Corporation Act "

                                  ARTICLE FIVE

         The foregoing amendment was adopted by the shareholders of the
Corporation on March 4, 1999.

                                  ARTICLE SIX

         The number of shares of the Corporation outstanding at the time of such adoption was Fifty (50); and the number of shares entitled to vote thereon was
Fifty (50).

                                       2

                                 ARTICLE SEVEN

         The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.

                                 ARTICLE EIGHT

         The manner in which any exchange, reclassification or cancellation of issued shares provided for in these Articles of Amendment shall be effected is as follows: each one (1) of the Fifty (50) currently issued outstanding shares of the Corporation's $20.00 par value common stock (the "Prior Common Stock")
shall be, and is hereby, changed and reclassified into Ten Thousand Two Hundred
(10,200) shares of the Corporation's no par value Common Stock (the "New Common
Stock") without any further act of the Corporation or its shareholders, and each holder of a certificate evidencing any of the issued and outstanding shares of
Prior Common Stock shall be entitled, upon surrender of such certificate, to receive a new certificate evidencing the number of Bally paid and non assessable shares of the New Common Stock into which the shares of Prior Common Stock are changed and reclassified by these Articles of Amendment.

                                  ARTICLE NINE

         The manner in which these Articles of Amendment effect a change in the amount of stated capital, and the amount of stated capital, as changed by these
Articles of Amendment, are as follows the One Thousand Dollars ($1,000) of stated capital an the books of the Corporation as a result of the Issuance of
Fifty (50) shares of Prior Common Stock is transferred to the surplus account of the Corporation as a result of the New Common Stock being without par value, and the amount of stated capital of the Corporation after these Articles of
Amendment are effective shall be Zero Dollars ($0.00)

Dated March 4, 1999.

                                           AVISYS, INCORPORATED

                                           By:
                                               --------------------------------
                                                     Ronald A. Gates
                                                     President

                                       3

                                                                   EXHIBIT 3.99

                           ARTICLE OF AMENDMENT TO THE

                          ARTICLES OF INCORPORATION OF

                              AVISYS, INCORPORATED

         Pursuant to the provisions of Article 4.04 of the Texas Business Act,
AVISYS, INCORPORATED, a Texas corporation (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation.

                                  ARTICLE ONE

         The name of the Corporation is AVISYS, INCORPORATED.

                                  ARTICLE TWO

         Article Four of the original Articles of Incorporation is hereby amended to read in its entirety as follows.

         "The aggregate number of shares that the corporation shall have the authority to issue is Twenty Million (20,000,000), of which Ten Million
(10,000,000) shall be designated Voting Common Stock, with no par value, Five
Million (5,000,000) shall be designated Non Voting Common Stock with no per value, and Five Million (5,000,000) shall be designated Preferred Stock, with no par value Voting Common Stock and Non Voting Common Stock are sometimes referred to collectively in these Articles of Incorporation as "Common Stock"

         Except as otherwise provided by law or by resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of the Voting Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, and the holders of Non Voting
Common Stock shall have no right to vote with respect to any matter except to the extent such right to vote is expressly required by statute notwithstanding any provisions of the Articles of Incorporation of the Corporation.

         Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to the exclusion of the holders of shares of
Preferred Stock of any and all series, to receive such dividends and distributions, out of funds legally available therefore, when, as and if they may be declared by the Board of Directors.

         Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, to the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share ratably according to the number of shares of Common Stock held by them, in all assets of the corporation available for distribution to its shareholders

         The Board of Directors is hereby authorized, at its option, from time to time, to divide all or part of the Preferred Stock into series thereof, to fix and determine the designations,

preferences, limitations, and relative rights, including without limitation voting rights, of each series and to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then Issued. Designations, preferences, limitations and relative rights of shares of Preferred Stock may vary between series in any and all respects, but all shares of the same series shall be identical in all respects

         No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

         Except as may be provided by resolution or resolutions providing for the issue of any series of shares of Preferred Stock, no holder of securities of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a dividend or otherwise Any such securities may be Issued or disposed of by the Board of
Directors to such persons and on such terms as in its discretion it shall deem advisable."

                                 ARTICLE THREE

         The foregoing amendment was adopted by the shareholders of the
Corporation on March 28, 2000

                                  ARTICLE FOUR

         The number of shares of the Corporation outstanding at the time of such adoption was Five Hundred Thirteen Thousand (513,000), and the number of shares entitled to vote thereon was Five Hundred Thirteen Thousand (513,000)

                                  ARTICLE FIVE

         The holders of alt of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment

                                  ARTICLE SIX

         The manner in which any exchange, reclassification or cancellation of issued shares provided for in these Articles of Amendment shall be effected is as follows each one (l) of the Five Hundred Thirteen Thousand (513,000)
currently issued outstanding shares of the Corporation's no par value common stock (the "Prior Common Stock") shall be, and is hereby, changed and reclassified into One (1) share of the Corporation's no par value Voting Common
Stock (the "New Common Stock") without any further at of the Corporation or its shareholders, and each holder of a certificate evidencing any of the issued and outstanding shares of Prior Common Stock shall be entitled, upon surrender of such certificate, to receive a new certificate evidencing the number of fully paid and non assessable shares of the New Common Stock into which the shares of
Prior Common Stock are changed and reclassified by these Articles of Amendment.

                                       2

                                 ARTICLE SEVEN

         These Articles of Amendment do not effect a change in the amount of stated capital of the Corporation.

Dated                April 5              , 2000
         ---------------------------------

                         AVISYS, INCORPORATED
                         a Texas corporation

                         By:
                              ------------------------------------------------
                                  Ronald A. Gates
                                  President

                                                                   EXHIBIT 3.99

Corporations Section                                         Geoffrey S. Connor
P.O. Box 13697                                               Secretary of State
Austin, Texas 78711-3697

                               [GRAPHIC OMITTED]

                        Office of the Secretary of State

June 16, 2004

Oliver Sandlin
3409 Executive Center Drive, Suite 205
Austin, TX 78731 USA

RE:

It has been our pleasure to approve and place on record your articles of merger.
The appropriate evidence is attached for your files. Payment of the filing fee is acknowledged by this letter.

If we can be of further service at any time, please let us know.

Sincerely,

Corporations Section
Statutory Filings Division

Enclosure

          Come visit us on the internet at http://.www.sos.state.tx.us/
                                          ----------------------------
PHONE (512) 463-5555              FAX(512) 463-5709                    TTY7-1-1
Prepared by: Katy Blaylock

                                                                   EXHIBIT 3.99

Corporations Section                                         Geoffrey S. Connor
P.O. Box 13697                                               Secretary of State
Austin, Texas 78711-3697

                               [GRAPHIC OMITTED]

                        Office of the Secretary of State

                              CERTIFICATE OF MERGER

The undersigned, as Secretary of State of Texas, hereby certifies that the attached articles of merger of

                                 L3C CORPORATION
                          Foreign Business Corporation
                                     DE, USA
               [Entity not of Record, Filing Number Not Available]

                                      Into

                      L-3 Communications Avisys Corporation
                          Domestic Business Corporation
                           [Filing Number: 117804700]
                                          [formerly: AVISYS, INCORPORATED

have been filed in this office as of the date of this certificate.

Accordingly, the undersigned, as Secretary of State, and by the virtue of the authority vested in the secretary by law, hereby issues this certificate of merger.

Dated: 06/16/2004

Effective: 06/16/2004

[GRAPHIC OMITTED]
                                                  Geoffrey S. Connor
                                                  Secretary of State

          Come visit us on the internet at http://.www.sos.state.tx.us/
                                          ----------------------------
PHONE (512) 463-5555            FAX(512) 463-5709                      TTY7-1-1
Prepared by: Katy Blaylock

                                                                  EXHIBIT 3.99

                               ARTICLES OF MERGER

                                       OF

                                 L3C CORPORATION
                            (a Delaware corporation)

                                      INTO

                              AVISYS, INCORPORATED
                              (a Texas corporation)

         Pursuant to Articles 5.01 and 5.04 of the Texas Business Corporation
Act (the "MCA"), the undersigned domestic corporations adopt the following
Articles of Merger for the purpose of merging Newco into the Surviving
Corporation (each as defined herein):

         1. The names of the merging corporations are:

            (a) L3C Corporation, Inc., a Delaware corporation ("Newco"), the existence of which will cease following the merger contemplated herein;
         and

            (b) AVISYS, Incorporated, a Texas corporation ("Surviving
         Corporation"), which shall be the surviving corporation of such merger.

         2. The Plan of Merger attached as Exhibit A hereto (the "Plan") was unanimously approved by the directors of each of the undersigned corporations in the manner prescribed by the TBCA.

         3. The name of the Surviving Corporation shall be amended to be "L-3
Communications Avisys Corporation" upon effectiveness of the merger.

         4. An executed copy of the Plan is on file at the principal place of business of the Surviving Corporation located at 8801 Wall Street, Building
8-800; Austin, Texas 78754.

         5. A copy of the Plan will be furnished by each surviving and acquiring corporation, on written request and without cost, to any shareholder of each domestic corporation that is a party to the Plan and, to the extent required by the TBCA, to any creditor or obligee of any party to the Plan.

         6. The Plan was approved and unanimously adopted by written consent of the shareholders of the Surviving Corporation dated effective June 14, 2004.
Only those shareholders possessing shares of the Surviving Corporation's Voting
Common Stock were entitled to participate in the vote to approve and adopt the
Plan: The number of shares of the Surviving Corporation's Voting Common Stock outstanding as of the date of Plan approval and the number of shares of such class voted for and against the Plan, respectively, was as follows;

======================================================================================================================
     Designation of
    Class or Series         Number of Shares       Number of Votes        Number of Votes        Number of Votes
         Shaves               Outstanding        Entitled to Be Cast         Cast for              Cast Against
----------------------------------------------------------------------------------------------------------------------

     Voting Common              417,000                417,000                417,000                   0
         Stock
======================================================================================================================

         7. The Plan was approved and adopted by, vote of the sole shareholder of Newco on June 14, 2004. The number of shares of Newco's Common Stock outstanding as of the date of Plan approval and the number of shares of such class voted for and against the Plan, respectively, was as follows:

======================================================================================================================
    Class or Series        Number of Shares        Number of Votes        Number of Votes        Number of Votes
         Shares               Outstanding        Entitled to Be Cast         Cast for              Cast Against
----------------------------------------------------------------------------------------------------------------------

         Common                   100                    100                    100                     0
======================================================================================================================

         8. The Plan and performance of its terms were duly authorized by all action required by the laws udder which L3C Corporation was incorporated and by its constituent documents.

                            [EXECUTION PAGE FOLLOWS]

                                       2

IN WITNESS WHEREOF, the parties to the aforementioned merger have duly executed these Articles of Merger as of this 15th day of June, 2004.

               L3C CORPORATION

               By:
                    ------------------------------------------------
                        Name:  Christopher C. Cambria
                        Title:  President and Secretary

               AVISYS, INCORPORATED

               By:
                    ------------------------------------------------
                        Name:
                        Title:

                                       3

IN WITNESS WHEREOF, the parties to the aforementioned merger have duly executed these Articles of Merger as of this 15th day of June, 2004.

                 L3C CORPORATION

                 By:
                      ------------------------------------------------
                          Name:
                          Title:

                 AVISYS, INCORPORATED

                 By:
                      ------------------------------------------------
                          Name:  Ronald A. Gates
                          Title:  President

                                       4

                                                                  EXHIBIT 3.99

                                   EXHIBIT A

                                 PLAN OF MERGER

                                                                  EXHIBIT 3.99

                                 PLAN OF MERGER

                                       OF

                                 L3C CORPORATION
                            (a Delaware corporation)

                                      INTO

                              AVISYS, INCORPORATED
                              (a Texas corporation)

         THIS AGREEMENT AND PLAN OF MERGER (this "Plan") is entered into on this
15th day of line, 2004 by and between AVISYS, Incorporated, a Texas corporation
("Corporation"), and L3C Corporation, a Delaware corporation ("Newco").

                                   ARTICLE I
                                 PLAN OF MERGER

1.01 A plan of merger under the provisions of Articles 5.01 and 5.03 of the
Texas Business Corporation Act (the "MCA"), and Section 252 of the Delaware
General Corporation Law (the "DGCL") is adopted as follows:

           (a)    At the Effective Time, Newco will be merged into the
                  Corporation (the "Merger"). The Corporation, as it exists from and after the Effective Time, is sometimes referred to herein as the "Surviving Corporation". The Surviving Corporation
                  shall do business in accordance with and be governed by the laws of the State of Texas.

           (b)    Surviving Corporation's name will be "L-3 Communications
                  Avisys Corporation".

1.02 The Effective Time of the Merger shall be 11:59 pm, prevailing local time in New York City, New York, on June 16th, 2004.

                                   ARTICLE II
                              TERMS AND CONDITIONS

2.01 At the Effective Time, the existence of Newco as a distinct entity will cease. Thereafter, Surviving Corporation will succeed to the rights, title and interest in and to all assets and property owned by Newco, without reversion or impairment, without any further act, and without any transfer or assignment having occurred, but subject to any liens or other encumbrances upon such assets and property, Surviving Corporation will also be subject to all the debts and obligations of Newco as the primary obligor, except as otherwise provided by law or contract, and only Surviving Corporation shall be liable for such debts or obligations.

2.02 Surviving Corporation will carry on business with the assets of the parties to the Merger as in existence immediately prior to the Merger.

2.03 Pursuant to Article 5.04C of the Texas Business Corporation Act ("TBCA"),
the Surviving Corporation shall be responsible and obligated to pay all fees and franchise taxes of Newco, if any.

                                  ARTICLE III
                                CONVERTING SHARES

3.01 At the Effective Time, each full share of the issued and outstanding common stock of the Corporation will be cancelled and extinguished and automatically converted into the right to receive (i) a sum per share of cash determined in accordance with that certain Merger Agreement between L-3 Communications
Corporation, a Delaware corporation, Newco and the Corporation executed June 7,
2004 ("Merger Agreement"), and (ii) a pro-rata share of any contingent consideration, if any, as more fully described in the Merger Agreement.

3.02 All shares of capital stock of the Corporation that are owned directly or indirectly by the Corporation or by Newco immediately prior to the Effective
Time shall be canceled as of the Effective Time without conversion, and no consideration shall be delivered in exchange therefor.

3.03 Shares of capital stock of the Corporation issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Articles 5.11, 5.12, and 5.13 of the TBCA (such statutory provisions, the "Appraisal Rights
Sections", and such shares, "Dissenting Shares") shall not be converted into the right to receive consideration, but instead the holder of such Dissenting Shares shall be entitled solely to payment by Corporation of the fair value of such
Dissenting Shares in accordance with the provisions of the Appraisal Rights
Sections. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of the Appraisal Rights Sections. Notwithstanding the
foregoing, if any holder fails to perfect or otherwise waives, withdraws or loses the right to appraisal under the Appraisal Rights Sections, or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by the Appraisal Rights Sections, then the right of such holder to be paid the fair value of such Dissenting $hares under the Appraisal Rights
Sections shall cease and such Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive cash and, subject to the terms and conditions hereof, a pro-rata share of any contingent consideration, if any, all as more fully described in the
Merger Agreement.

3.04 Also at the Effective Time, each share of common stock, par value $0.0001 per share, of Newco issued and outstanding immediately prior to the consummation of the Merger contemplated herein shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Each certificate evidencing ownership of shares'
of the common stock of Newco will thereafter evidence ownership of such shares of capital stock of the Surviving Corporation.

                                       2

                                   ARTICLE IV
              ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING
                                   CORPORATION

4.01 The Articles of Incorporation of the Corporation, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the
Surviving Corporation until thereafter amended in accordance with the provisions therein and as provided by the Texas Statute.

4.02 Upon the Effective Date, the name of the Surviving Corporation shall be amended to be "L-3 Communications Avisys Corporation".

4.03 The Bylaws of Newco, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

                                   ARTICLE V
                                    DIRECTORS

5.01 The following person shall serve as the sole director of Surviving
Corporation until the next annual meeting or until his successors have been elected and qualified:

                             Christopher C. Cambria

                                      * * *

                                       3

IN WITNESS WHEREOF, each of the undersigned has caused this Plan of Merger to be executed this 15th day of June, 2004.

              L3C CORPORATION
              a Delaware corporation

              By:
                   ------------------------------------------------
                       Name:  Christopher C. Cambria
                       Title:  President and Secretary

              AVISYS, INCORPORATED
              a Texas corporation

              By:
                   ------------------------------------------------
                       Ronald Gates, President

                                       4

IN WITNESS WHEREOF, each of the undersigned has caused this Plan of Merger to be executed this 15th day of June, 2004.

               L3C CORPORATION
               a Delaware corporation

               By:
                    ------------------------------------------------
                        Name:
                        Title:

               AVISYS, INCORPORATED
               a Texas corporation

               By:
                    ------------------------------------------------
                        Ronald Gates, President

                                       5